1,500,000 Shares(1)


----------------------------
(1) Plus an option to purchase up to 225,000 additional shares to cover over-allotments.

                            Anthracite Capital, Inc.

                     Common Stock, par value $.001 per share

                               PURCHASE AGREEMENT

                                                                 August 18, 2005


PIPER JAFFRAY & CO.
(the "Underwriter")

c/o Piper Jaffray & Co.
U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, Minnesota  55402

Ladies and Gentlemen:

         Anthracite Capital, Inc., a Maryland corporation (the "Company"), proposes to sell to Piper Jaffray & Co. (the "Underwriter") an aggregate of 1,500,000 shares (the "Firm Shares") of Common Stock, $.001 par value per share (the "Common Stock"), of the Company. The Company has also granted to the Underwriter an option to purchase up to 225,000 additional shares of Common Stock on the terms and for the purposes set forth in Section 3 hereof (the "Option Shares"). The Firm Shares and any Option Shares purchased pursuant to this Purchase Agreement are herein collectively called the "Securities."

         The Company and BlackRock Financial Management, Inc., a corporation organized and existing under the laws of Delaware and the manager of the Company, in such capacity, (the "Manager"), each confirms as follows its agreements with the Underwriter.

         1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-69848) and such amendments to such registration statement as may have been required to the date of this Agreement. Such registration statement has been declared effective by the Commission. The registration statement contains a form of prospectus dated April 29, 2002 (the "Base Prospectus") to be used in connection with the public offering and sale of the Securities. The Company has filed with, or shall promptly hereafter file with, the Commission a final prospectus supplement (the "Prospectus Supplement') relating to the Securities pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Commission thereunder. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Act, including all documents incorporated or deemed to be incorporated by reference therein as well as any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), is called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. As used herein, the term "Prospectus" means the Base Prospectus and the Prospectus Supplement. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") and shall also be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to the Act and the Rules and Regulations. All references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

         2. Representations and Warranties.

         (a) The Company represents and warrants to, and agrees with, the Underwriter as follows:

                  (i) The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

                  (ii) Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times until the expiration of the Prospectus Delivery Period (as defined below), and the Prospectus (or any amendment or supplement to the Prospectus), at the time of filing or first delivery to the Underwriter thereof and at all subsequent times until expiration of the Prospectus Delivery Period, complied and will comply in all material respects with the applicable requirements and provisions of the Act, the Rules and Regulations and the Exchange Act and did not as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times until the expiration of the Prospectus Delivery Period, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by the Underwriter through you, specifically for use in the preparation thereof.

                  (iii) The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement and Prospectus comply in all material respects with the requirements of the Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement or Prospectus.

                  (iv) Deloitte & Touche LLP, whose reports on the audited financial statements of the Company and the Subsidiaries are included as part of the Registration Statement and Prospectus or are incorporated by reference therein and delivered its reports with respect thereto, are and were during the periods covered by their reports independent public accountants as required by the Act.

                  (v) The Company does not own or control, directly or indirectly, any corporation, association, or other entity material to its operations other than the Subsidiaries named on Schedule I attached hereto (each, a "Subsidiary" and, collectively, the "Subsidiaries").

                  (vi) Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation or a limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and its Subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary, except where the failure to so qualify would have a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole ("Material Adverse Effect").

                  (vii) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, in each case which are material to the Company and its subsidiaries as a whole, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, other than to the Company or its Subsidiaries; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or due to shares issued pursuant to the DRIP (as defined herein) in accordance with Section 4(j) hereof), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its Subsidiaries, or any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, property, operations or results of operations of the Company and its Subsidiaries, taken as a whole ("Material Adverse Change") or any development involving a prospective Material Adverse Change.

                  (viii) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, might result in any Material Adverse Change.

                  (ix) There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement and Prospectus or be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so described or filed.

                  (x) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, the Company's charter or by-laws, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement.

                  (xi) All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing, the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement and Prospectus. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. All of the issued and outstanding shares of capital stock or membership interests, as the case may be, of each of the Company's Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement and Prospectus and except for any directors' qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, 95% of all of the issued and outstanding shares of such stock or membership interests, as the case may be. Except as described in the Registration Statement and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any Subsidiary of the Company any shares of the capital stock of the Company or any Subsidiary of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus.

                  (xii) The Company and each of its Subsidiaries holds, and is operating in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not reasonably be expected to not have , individually or in the aggregate, a Material Adverse Effect; and the Company and each of its Subsidiaries is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except to the extent that any failure to do so could not reasonably be expected to not have a Material Adverse Effect.

                  (xiii) The Company and its Subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement and Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement and the Prospectus. The property held under lease by the Company and its Subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its Subsidiaries.

                  (xiv) Neither the Company nor any of its Subsidiaries is in violation of its respective charter or by-laws or in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its Subsidiaries is subject.

                  (xv) The Company and its Subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its Subsidiaries is contesting in good faith.

                  (xvi) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than the Prospectus or other materials permitted by the Act to be distributed by the Company.

                  (xvii) The Common Stock (including the Securities) is registered pursuant to Section 12(b) of the Exchange Act and is listed on The New York Stock Exchange and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The New York Stock Exchange nor has the Company received any notification that the Commission or The New York Stock Exchange is contemplating terminating such registration or listing. The Company has filed an application to list the Securities on The New York Stock Exchange.

                  (xviii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xix) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's fee or similar commission in connection with the consummation of the transactions contemplated hereby.

                  (xx) The Company is not presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

                  (xxi) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

                  (xxii) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                  (xxiii) The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

                  (xxiv) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (xxv) The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective.

                  (xxvi) The Company has not relied upon the Underwriter or legal counsel for the Underwriter for any legal, tax or accounting advice in connection with the offering and sale of the Securities.

                  (xxvii) There are no statutes or regulations applicable to the Company or any of the Subsidiaries or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company or any of the Subsidiaries of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein. All agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                  (xxviii) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, the Subsidiaries or the Manager, on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus that is not so described.

                  (xxix) With such exceptions as could not reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under Lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary.

                  (xxx) The Company and each Subsidiary owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, and other intangible property rights (collectively, "Intangibles") necessary to entitle the Company and each Subsidiary to conduct its business as described in the Prospectus, and neither the Company, nor any Subsidiary, has received written notice of infringement of or conflict with (and the Company does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a Material Adverse Effect.

                  (xxxi) Neither the Company nor any of the Subsidiaries nor, to the best of the Company's knowledge, any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries.

                  (xxxii) Except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them.

                  (xxxiii) Neither the Company nor any of the Subsidiaries have any employees.

                  (xxxiv) The Company has been, and upon the sale of the Securities will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for all taxable years commencing with its taxable year ended December 31, 2004. The proposed method of operation of the Company as described in the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

                  (xxxv) The Securities have been approved for listing, upon official notice of issuance, on the New York Stock Exchange.

                  (xxxvi) In connection with this offering, the Company has not offered and will not offer shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of Common Stock in a manner in violation of the Act; the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Offered Shares, other than the Prospectus and Registration Statement.

                  (xxxvii) The Company and the Subsidiaries are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

                  (xxxviii) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

                  (xxxix) Each of the mortgages, deeds of trust or other security agreements executed and/or delivered by or to the Company or the Subsidiaries, as applicable, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, (i) is accurate, correct and complete and enforceable in accordance with its terms, subject to principles of equity and bankruptcy, insolvency, moratorium and other laws generally applicable to creditors' rights and the enforcement of debtors' obligations and (ii) duly and properly executed by the Company or the Subsidiaries. The Company is not aware of any facts that would impair the validity or value of any of such mortgages, deeds of trust or other security agreements and such mortgages, deeds of trust or other security agreements are not the subject of any breach, default or event, that with the passage of time or the giving of notice or both, would result in such a breach or default.

         (b) The Manager represents and warrants to, and agrees with, the Underwriter as follows:

                  (i) The Manager has been duly organized and is validly existing as a corporation and is in good standing under the laws of Delaware. The Manager is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect. The Manager has all requisite power and authority, and all necessary governmental licenses, to own, lease and operate its properties and conduct its business as it is now being conducted, except where the failure to possess such governmental licenses will not in the aggregate have a Material Adverse Effect.

                  (ii) This Agreement and the Management Agreement have each been duly and validly authorized, executed and delivered by the Manager. The Management Agreement constitutes a valid and binding agreement of the Manager, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors' rights or by general equitable principles.

                  (iii) Except as described in the Prospectus, there is no legal or governmental proceeding to which the Manager or any of its subsidiaries is a party, or of which any property of the Manager or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Manager or any of its subsidiaries, are reasonably likely to have a Material Adverse Effect, and to the best of the Manager's knowledge, no such proceedings are overtly threatened or contemplated by governmental authorities or overtly threatened or contemplated by others.

                  (iv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations hereunder which have not been made or the failure of which to have been made in the aggregate would not have a Material Adverse Effect.

         Any certificate signed by any officer of the Company or the Manager and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company or the Manager to each Underwriter as to the matters covered thereby.

         3. Purchase, Sale and Delivery of Securities.

         (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the Underwriter, and the Underwriter agrees to purchase from the Company all of the Firm Shares. The purchase price for each Firm Share shall be $11.13 per share.

         The Firm Shares will be delivered by the Company to the Underwriter for the account of the Underwriter against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, at the offices of Kirkland & Ellis LLP, Citigroup Center, 153 East 53rd Street, New York, New York 10022, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Underwriter and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the "First Closing Date." If the Underwriter so elects, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Underwriter. Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as the Underwriter may request upon at least two business days' prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the First Closing Date at the offices of Kirkland & Ellis LLP, Citigroup Center, 153 East 53rd Street, New York, New York 10022, or such other location as may be mutually acceptable.

         (b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriter an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriter in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Underwriter to the Company setting forth the aggregate number of Option Shares as to which the Underwriter is exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the "Second Closing" and "Second Closing Date", respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. If the option is exercised, the number of Option Shares to be purchased by the Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the Underwriter as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the Underwriter. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

         The Option Shares will be delivered by the Company to the Underwriter for the account of the Underwriter against payment of the purchase price therefor by wire transfer of same day funds at the offices of Kirkland & Ellis LLP, Citigroup Center, 153 East 53rd Street, New York, New York 10022, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date. If the Underwriter so elects, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Underwriter. Certificates representing the Option Shares in definitive form and in such denominations and registered in such names as the Underwriter has set forth in the Underwriter's notice of option exercise, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Second Closing Date at the offices of Kirkland & Ellis LLP, Citigroup Center, 153 East 53rd Street, New York, New York 10022, or such other location as may be mutually acceptable.

         4. Covenants. The Company covenants and agrees with the Underwriter as follows:

         (a) During the period beginning on the date hereof and ending on the later of the Second Closing Date or such date, as in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any Rule 462(b) Registration Statement) or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter or counsel to the Underwriter reasonably object.

         (b) After the date of this Agreement, the Company shall promptly advise the Underwriter in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

         (c) During the Prospectus Delivery Period, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriter or counsel to the Underwriter to amend the Registration Statement or supplement the Prospectus to comply with the Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, the Company will promptly notify the Underwriter and will amend the Registration Statement or supplement the Prospectus or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

         (d) The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as the Underwriter reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

         (e) The Company will furnish to the Underwriter and counsel for the Underwriter copies of the Registration Statement, the Prospectus, and all amendments and supplements (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) to such documents, in each case as soon as available and in such quantities as the Underwriter may from time to time reasonably request.

         (f) During a period of two years commencing with the date hereof, the Company will furnish to the Underwriter, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, the National Association of Securities Dealers, Inc., or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).

         (g) The Company will make generally available to its security holders as soon as practicable an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act.

         (h) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, will pay or cause to be paid
(A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriter of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company's accountants and counsel but, except as otherwise provided below, not including fees of the Underwriter's counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, the Prospectus, and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including memoranda regarding "blue sky" laws (covering the states and other applicable jurisdictions), (C) all filing fees and reasonable fees and disbursements of Underwriter's counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriter or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Underwriter shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees and reasonable fees and disbursements of Underwriter's counsel incident to any required review and approval by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, (F) listing fees, if any, and (G) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If the sale of the Securities provided for herein is not consummated by reason of action by the Company pursuant to Section 9(a) hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriter's obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriter for all out-of-pocket disbursements (including reasonable fees and disbursements of counsel) incurred by the Underwriter in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.

         (i) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Prospectus.

         (j) The Company will not, without the prior written consent of the Underwriter, from the date of execution of this Agreement and continuing to and including the date 30 days after the date of the Prospectus (the "Lock-Up Period") offer for sale; sell; contract to sell; pledge; grant any option for the sale of; enter into any transaction which is designed to, or could reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate; or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, provided, however, that the restrictions contained herein shall not apply to offers for sale; sales; contracts to sell; pledges; option grants (i) to the Underwriter pursuant to this Agreement, (ii) pursuant to any outstanding options that or option plans that are disclosed in the Prospectus, and (iii) pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "DRIP") (provided, that, the Company agrees not to permit investments greater than $20,000 by any single investor under the DRIP during the Lock-Up Period). The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

         (k) The Company shall use its reasonable best efforts to cause to be delivered to the Underwriter prior to the First Closing Date a letter from each of the Company's directors and senior executive officers stating that such person agrees that he or she will not, without the Underwriter's prior written consent, offer for sale, sell, contract to sell or otherwise dispose of, as set forth in such letter, any shares of Common Stock or rights to purchase Common Stock, except to the Underwriter pursuant to this Agreement, for a period of 30 days after commencement of the public offering of the Securities by the Underwriter (the "Lock-Up Agreement") in the form attached as Exhibit A hereto. The Company will enforce the terms of each --------- Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

         (l) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         (m) During the Prospectus Delivery Period, the Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.

         (n) The Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

         (o) The Company and its Subsidiaries will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

         5. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) If filing of the Prospectus, or any amendment or supplement thereto, is required under the Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) with the Commission in the manner and within the time period so required; the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Underwriter's satisfaction; and the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

         (b) The Underwriter shall not have advised the Company that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto (including any document incorporated by reference), contains an untrue statement of fact which, in the Underwriter's reasonable opinion, is material, or omits to state a fact which, in the Underwriter's reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

         (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries shall have incurred any material liabilities or obligations, direct or contingent or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material adverse change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its Subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in the Underwriter's judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Prospectus.

         (d) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company's securities by any "nationally recognized statistical organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's securities.

         (e) On each Closing Date, there shall have been furnished to you, the opinion of Miles & Stockbridge P.C., counsel for the Company, dated such Closing Date and addressed to the Underwriter as set forth on Exhibit B hereto.

         (f) On each Closing Date, there shall have been furnished to you, the opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, dated such Closing Date and addressed to the Underwriter as set forth on Exhibits C, D and E hereto.

         (g) On each Closing Date, there shall have been furnished to you, such opinion or opinions from Kirkland & Ellis LLP, counsel for the Underwriter, dated such Closing Date and addressed to you, with respect to the Registration Statement, the Prospectus and other related matters as the Underwriter reasonably may request, and such counsel shall have received such papers and information as they request to enable them to render their opinion.

         (h) On each Closing Date the Underwriter shall have received a letter of Deloitte & Touche LLP, dated such Closing Date and addressed to the Underwriter in form and substance satisfactory to you.

         (i) On each Closing Date, there shall have been furnished to you, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

                  (i) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

                  (ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Securities for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

                  (iii) The signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and (A) such documents contain, and contained as of the effective date of the Registration Statement, all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain, and did not contain as of the effective date of the Registration Statement or such amendment, any untrue statement of a material fact or omit to state, and did not omit to state as of the effective date of the Registration Statement or such amendment, any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include, and did not include as of the effective date of the Registration Statement or the time of delivery to the Underwriter for use thereby, any untrue statement of material fact or omit to state, and did not omit as of the effective date of the Registration Statement or the time of delivery to the Underwriter for use thereby, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed, (C) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material adverse change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), and (D) except as stated in the Registration Statement and the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which could result in any Material Adverse Change.

         (j) At the Closing Date the Underwriter shall have received a certificate of the Manager, dated the Closing Date to the effect that (i) as of the date hereof and as of the Closing Date, the representations and warranties of the Manager set forth in Section 2(b) hereof are accurate, (ii) as of the Closing Date, all obligations, agreements and conditions of the Manager to be performed hereunder on or prior thereto have been duly performed and (iii) subsequent to the date of the Registration Statement and Prospectus, there has not been any material adverse change in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Manager and its subsidiaries taken as a whole that could reasonably be expected in the aggregate to have a Material Adverse Effect.

         (k) The Company shall have furnished to the Underwriter and counsel for the Underwriter such additional documents, certificates and evidence as the Underwriter or they may have reasonably requested.

         (l) The Securities shall have been approved for listing on The New York Stock Exchange.

         (m) The Underwriter shall have received Lock-Up Agreements from each of the Company's directors and senior executive officers.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriter and counsel for the Underwriter. The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and other documents as the Underwriter shall reasonably request.

         6. Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold the Underwriter harmless against any losses, claims, damages or liabilities, as incurred, to which the Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rules 430A and 434(d) of the Rules and Regulations, if applicable, the Prospectus, or any amendment or supplement thereto, and any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred, as such expenses are incurred, by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, or any such amendment or supplement, or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

         (b) The Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you, specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Underwriter it is advisable for the Underwriter to be represented by separate counsel, the Underwriter shall have the right to be represented by separate counsel, the Underwriter shall have the right to employ a single counsel to represent the Underwriter in the event the Underwriter may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriter under subsection (a) of this
Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriter as incurred (in accordance with the provisions of the second paragraph in subsection (a) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.

         (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 6 shall be in addition to any liability that the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         7. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company and the Manager herein or in certificates delivered pursuant hereto, and the agreements of the Underwriter and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons and shall survive delivery of, and payment for, the Securities to and by the Underwriter hereunder.

         8. [intentionally left blank].

         9. Effective Date of this Agreement and Termination.

         (a) This Agreement shall become effective at such time as the Underwriter in the Underwriter's discretion shall first release the Securities for sale to the public. For the purpose of this Section, the Securities shall be deemed to have been released for sale to the public upon release by the Underwriter of an electronic communication authorizing commencement of the offering the Securities for sale by the Underwriter or other securities dealers. By giving notice as hereinafter specified before the time this Agreement becomes effective, you, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Section 4(h) and Section 6 hereof shall at all times be effective.

         (b) The Underwriter shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriter's obligations hereunder is not fulfilled, (iii) trading on the Nasdaq National Market, New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq National Market, New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the Underwriter's judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(h) and Section 6 hereof shall at all times be effective.

         (c) If the Underwriter elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Underwriter by telephone, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, the Underwriter shall be notified by the Company by telephone, confirmed by letter.

         10. Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party.

         No action shall be taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

         11. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Underwriter has been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; (b) the price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriter and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriter in connection with the transactions contemplated hereby for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

         12. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriter, shall be mailed or delivered to Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402 if to the Company, shall be mailed or delivered to it at Anthracite Capital, Inc., 40 East 52nd Street, New York, New York 10022,
Attention: Mr. Richard Shea. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

         13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Securities from the Underwriter.

         14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         15. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.


                            [Signature Page Follows]

                  Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                                    Very truly yours,

                                    ANTHRACITE CAPITAL, INC.


                                    By  /s/ Richard M. Shea
                                       -------------------------------------
                                    Name:  Richard M. Shea
                                    Title: President & Chief Operating Officer


                                    BLACKROCK FINANCIAL MANAGEMENT, INC.,
                                    solely with respect to Section 2(b)


                                    By  /s/ Richard M. Shea
                                       --------------------------------------
                                    Name:  Richard M. Shea
                                    Title: Managing Director


Confirmed as of the date first
above mentioned.

PIPER JAFFRAY & CO.


By /s/ Christie L. Christina
   ------------------------------
   Christie L. Christina
   Principal

                                   SCHEDULE I

1. Newpa/AHR Equity, LP

2. Newpa/AHR GP, LLC

3. Newpa/AHR Equity GP LLC

4. 1940 Monroe Street LLC

5. LEAFS CMBS I, Ltd.

6. Anthracite Funding, LLC

7. Anthracite CDO Depositor, LLC

8. Anthracite CDO II Depositor, LLC

9. Anthracite CDO III Depositor, LLC

10. Anthracite CDO I, Ltd.

11. Anthracite CDO I Corp.

12. Anthracite CDO II, Ltd.

13. Anthracite CDO II Corp.

14. Anthracite CDO III, Ltd.

15. Anthracite CDO III Corp.

16. Anthracite 2005-HY2 Ltd.

17. Anthracite 2005-HY2 Corp.

                                    EXHIBIT A

                                Lock-Up Agreement

PIPER JAFFRAY & CO.
("The Underwriter")
c/o Piper Jaffray & Co.
U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, Minnesota  55402


                   Re:  Anthracite Capital, Inc. - Lock-Up Agreement
                        --------------------------------------------

Ladies and Gentlemen:

         The undersigned is an owner of record or beneficially of certain shares of common stock, par value $.001 per share ("Common Stock"), of Anthracite Capital, Inc., a Maryland corporation (the "Company"), and understands that you propose to enter into an Purchase Agreement as the Underwriter with the Company, providing for a public offering by the Company of newly issued shares of Common Stock of the Company (the "Shares") pursuant to Registration Statements (File No. 333-69848) on Form S-3 filed with the Securities and Exchange Commission (the "SEC").

         In consideration of the agreement by the Underwriter to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the final Prospectus Supplement (as provided for in the Purchase Agreement) covering the public offering of the Shares and continuing to and including the date 30 days after the date of such Prospectus Supplement (the "Lock-Up Period"), the undersigned will not sell, offer or agree to sell, contract to sell, hypothecate, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to the Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares").

         The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if the Undersigned's Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned's Shares.

         The foregoing restrictions shall not apply to options granted pursuant to employee benefit plans of the Company existing on the date of the final Prospectus Supplement, including, without limitation, the Company's 1998 Stock Option Plan, and the issuance of shares of Common Stock by the Company upon exercise of such outstanding options, provided, that, with respect to any such shares of Common Stock so issued, the undersigned agrees to be otherwise bound by the restrictions set forth in this Lock-Up Agreement. Notwithstanding the foregoing restrictions, the undersigned may sell, offer or agree to sell, contract to sell, hypothecate, grant any option to sell or otherwise dispose of, directly or indirectly, any of the Undersigned's Shares with the prior written consent of the Underwriter.

         This Lock-Up Agreement shall automatically terminate on the earliest of
(i) December 31, 2005, in the event that a Purchase Agreement has not been executed by the Company and the Underwriter, on or prior to that date, (ii) the date that the Purchase Agreement is terminated, in the event that the Underwriter does not purchase the Shares and the Purchase Agreement is terminated pursuant to its terms, and (iii) the date on which the Company and the Underwriter mutually agree not to proceed with the public offering. Whether or not the public offering actually occurs depends on a number of factors, including market conditions. Any public offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

         The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

         This Lock-Up Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New
York.

                                               Very truly yours,


                                               By:
                                                   --------------------------
                                               Name:
                                               Title:

                                    EXHIBIT B

                        Miles & Stockbridge P.C. Opinion

                                    EXHIBIT C

           Skadden, Arps, Slate, Meagher & Flom LLP Corporate Opinion

                                    EXHIBIT D

              Skadden, Arps, Slate, Meagher & Flom LLP REIT Opinion

                                    EXHIBIT E

      Skadden, Arps, Slate, Meagher & Flom LLP Negative Assurances Opinion